UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Copytele, Inc.

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COPYTELE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OCTOBER 31, 2012

TO THE STOCKHOLDERS OF COPYTELE, INC.

You are cordially invited to attend the Annual Meeting of Stockholders of CopyTele, Inc., a Delaware corporation, to be held at the Fox Hollow, Woodbury, New York, on Wednesday, October 31, 2012, at 10:30 a.m., local time, for the following purposes:

1.                   To elect four directors nominated by the Board of Directors to serve until the next Annual Meeting of Stockholders;

2.                   To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as CopyTele’s independent auditors for fiscal year 2012;

3.                   To act on a proposed amendment to the Certificate of Incorporation to increase the authorized Common Stock of CopyTele from 240,000,000 shares of Common Stock, par value $.01 per share, to 300,000,000 shares of Common Stock, par value $.01 per share; and

4.                   To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of CopyTele has fixed the close of business on September 10, 2012, as the record date for the Annual Meeting.  This means that only holders of record of Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

                Whether or not you expect to attend the Annual Meeting, please read the proxy statement and promptly vote your proxy through the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy so that your shares may be represented at the Annual Meeting.  If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy.

 By Order of the Board of Directors

Ron Tenio
                                                                                                                                                                                                                                                                                                                            Secretary

Melville, New York
September 21, 2012

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COPYTELE, INC.
900 Walt Whitman Road
Melville, NY 11747
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS OCTOBER 31, 2012

The Board of Directors of CopyTele, Inc. (“CopyTele”, “we”, “us” or the “Company”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at our Annual Meeting of Stockholders to be held on Wednesday, October 31, 2012, at 10:30 a.m., local time, and at any adjournments or postponements thereof.  On or about September 21, 2012, we mailed to our stockholders of record as of the close of business on September 10, 2012 a notice containing instructions on how to access our proxy materials over the internet and vote.  On or about September 21, 2012, we also began mailing printed copies of the Proxy Statement and the accompanying form of proxy to stockholders who had previously requested paper copies of our proxy materials.

VOTING

General

The Board of Directors has fixed the close of business on September 10, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.  Each stockholder will be entitled to one vote for each share of common stock, par value $0.01 per share (the “Common Stock”) held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.  As of September 10, 2012, there were 184,854,037 shares of Common Stock issued and outstanding.

At the Annual Meeting, stockholders will be asked to consider and vote upon:

•         the election of four directors nominated by the Board of Directors;

•         the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2012; and

•         the approval of a proposed amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 240,000,000 to 300,000,000 shares of Common Stock.

Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Quorum and Required Votes

To carry on the business of the Annual Meeting, we must have a quorum.  This means that at least a majority of the outstanding shares of Common Stock eligible to vote must be present at the Annual Meeting, either by proxy or in person.  Shares of Common Stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum.  Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum.  A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.  With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting on non-routine matters, such as the election of directors and the proposal to increase the authorized Common Stock, which means your broker may not vote your shares on Item 1 or Item 3 if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific voting instructions to your broker so that your vote can be counted.

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Election of directors will be determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting.  Accordingly, votes “withheld” from director-nominee(s), abstentions and broker non-votes will not count against the election of such nominee(s).

Approval of the proposal to ratify the appointment of KPMG LLP as our independent auditors for fiscal year 2012 or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting on such matters.  With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on such matter at the Annual Meeting is required for approval of the proposed amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 240,000,000 to 300,000,000 shares of Common Stock.  With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as a vote against the matter.  With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and they will have the same effect as a vote against the matter.

Voting and Revocation of Proxies

Your vote is important. We encourage you to promptly vote your proxy through the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the form of proxy in the enclosed envelope.  The way you vote now does not limit your right to change your vote at the Annual Meeting if you attend in person.

Common Stock represented by properly executed proxies received by us and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.  If instructions are not given, executed proxies will be voted FOR the election of each nominee for election as a director named herein, FOR the ratification of the appointment of KPMG LLP as CopyTele’s independent auditors for fiscal year 2012 and FOR the approval of the proposed amendment to the Company’s Certificate of Incorporation.  The Board of Directors has not received timely notice (and does not know) of any matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Secretary of CopyTele written notice of such revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  You may also change your proxy before it is voted at the meeting by granting a subsequent proxy through the internet or by telephone.  Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

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Proxy Solicitation

This proxy solicitation is being made on behalf of CopyTele by its Board of Directors.  CopyTele will bear the costs of solicitations of proxies for the Annual Meeting.  In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise.  Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.  We have requested brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth certain information with respect to Common Stock beneficially owned as of September 19, 2012 by: (a) each person or entity who is known by our management to be the beneficial owner of more than 5% of our outstanding Common Stock; (b) each current director and executive officer of CopyTele (including those persons who have been nominated for election as directors by the Board of Directors) and (c) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)(6)	Percent of Class (7)
Mars Overseas Limited (8) P.O. Box 309, GI Ugland House South Church Street, George Town Grand Cayman, Cayman Island	20,000,000	10.82%
Lewis H. Titterton, Jr. 900 Walt Whitman Road Melville, NY 11747	10,026,996	5.33%
Denis A. Krusos 900 Walt Whitman Road Melville, NY 11747	11,119,880	5.71%
Henry P. Herms 900 Walt Whitman Road Melville, NY 11747	1,565,575	*
Bruce F. Johnson 900 Walt Whitman Road Melville, NY 11747	6,409,622	3.42%
George P. Larounis 900 Walt Whitman Road Melville, NY 11747	1,380,000	*
Kent B. Williams 900 Walt Whitman Road Melville, NY 11747	723,910	*
Robert A. Berman 900 Walt Whitman Road Melville, NY 11747	222,230	*
John A. Roop 900 Walt Whitman Road Melville, NY 11747	222,230	*
All Directors and Executive Officers as a Group (8 persons)	31,670,443	15.57%

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*              Less than 1%.

(1)           A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within sixty (60) days.  Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares of Common Stock beneficially owned by such person.

(2)           Includes 8,550,000 shares, 995,000 shares, 720,000 shares, and 10,265,000 shares which Denis A. Krusos, Henry P. Herms, George P. Larounis, and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of options granted pursuant to the CopyTele, Inc. 2003 Share Incentive Plan (the “2003 Plan”) and/or the CopyTele, Inc. 2010 Share Incentive Plan (the “2010 Plan”).

(3)           Includes 1,400,000 shares, 1,400,000 shares, 280,000 shares, 700,000 shares, 280,000 shares, and 4,060,000 shares which Lewis H. Titterton, Denis A. Krusos, Henry P. Herms, Bruce F. Johnson, George P. Larounis, and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of warrants purchased by them in the private placement on February 8, 2011.

(4)           Includes 99,540 shares indirectly owned through the Vista Asset Management 401(k) plan, of which Kent Williams and his wife are the sole trustees, 47,700 shares owned by Mr. Williams’ wife and 215,460 shares indirectly owned by Mr. Williams’ wife through the Vista Asset Management 401(k) plan.  Mr. Williams disclaims beneficial ownership of the shares owned by his wife.

(5)           Includes 1,630,434 shares and 1,630,434 shares which Lewis H. Titterton and Bruce F. Johnson, respectively, have the right to acquire within 60 days upon conversion of debentures purchased by them in the private placement on September 12, 2012.

(6)           Includes 250,000 shares ,250,000 shares, 222,230 shares and 222,230 shares which Lewis H. Titterton, Kent B. Williams, Robert A. Berman and John Roop, respectively, have the right to acquire within 60 days pursuant to option agreements with the Company.

(7)           Based on 184,854,037shares of Common Stock outstanding as of September 19, 2012.

(8)           The Company has relied solely on information provided in Amendment No. 1 to the Schedule 13G which Mars Overseas Limited filed with the Securities and Exchange Commission on May 17, 2010.  As reported in the Schedule 13G/A, Mars Overseas is a joint venture controlled by six entities. The governing documents of Mars Overseas require majority voting of the six entities that are party to the joint venture with respect to the 20,000,000 CopyTele shares owned by Mars Overseas.  Four of these six entities are controlled by members of the Dhoot family, which include Messrs. Venugopal N. Dhoot, Rajkumar N. Dhoot and Pradipkumar N. Dhoot. The remaining two entities are publicly traded corporations outside of the United States, of which the above-mentioned members of the Dhoot family hold a significant percentage, although less than 50% of such publicly traded companies. Messrs. Venugopal N. Dhoot, Rajkumar N. Dhoot and Pradipkumar N. Dhoot all disclaim beneficial ownership in the shares held by Mars Overseas except to the extent of their pecuniary interest, and disclaim membership as a group.

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ELECTION OF DIRECTORS

(Item 1)

Our Board of Directors currently consists of six directors. Mr. Larounis will retire from our Board of Directors, effective immediately prior to the Annual Meeting and Mr. Krusos was not nominated for re-election.  As a result of these actions, our Board of Directors will consist of four directors to be elected at the Annual Meeting by the holders of Common Stock, each to serve until the next Annual Meeting of Stockholders and until his successor shall be elected and shall qualify.  Henry P. Herms, Bruce F. Johnson, Lewis H. Titterton and Kent B. Williams are nominated for reelection to the Board (the “Director Nominees”).  Each Director Nominee is presently a director of the Company.  All of the Director Nominees are available for election as members of the Board of Directors.  If for any reason a Director Nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors.

The following table sets forth certain information with respect to all of our current executive officers and the Director Nominees:

Name	Age	Position with the Company	Director and/or Executive Officer Since
Lewis H. Titterton Jr.	68	Chairman of the Board	2010
Henry P. Herms	67	Director, Chief Financial Officer and Vice President - Finance	2000
Bruce F. Johnson	70	Director	2012
Kent B. Williams	63	Director	2012
Robert A. Berman	49	President and Chief Executive Officer	2012
John Roop	62	Senior Vice President – Engineering	2012

The following sets forth the biographical background information for all of our current executive officers and the Director Nominees:

Mr. Titterton has served as one of our Directors since August 16, 2010, the Chairman of the Board since July 20, 2012 and interim Chief Executive Officer from August 21, 2012 until September 19, 2012.  Mr. Titterton is currently Chairman of the Board of NYMED, Inc., a diversified health services company.  His background is in high technology with an emphasis on health care and he has been with NYMED, Inc. since 1989.  Mr. Titterton founded MedE America, Inc. in 1986 and was Chief Executive Officer of Management and Planning Services, Inc. from 1978 to 1986.  Mr. Titterton also served as one of our Directors from July 1999 to January 2003.  He holds a M.B.A. from the State University of New York at Albany, and a B.A. degree from Cornell University.

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Mr. Herms has served as our Chief Financial Officer and Vice President – Finance since November 2000 and as one of our Directors since August 2001.  Mr. Herms was also our Chief Financial Officer from 1982 to 1987.  He is also a former audit manager and CPA with the firm of Arthur Andersen LLP.  He holds a B.B.A. degree from Adelphi University.

Mr. Johnson has served as one of our Directors since August 29, 2012.  Mr. Johnson is a self-employed commodity trader, has served as a director of CME Group Inc., the world's largest futures exchange, since July 2007 when CME Group Inc. was created from the merger between the Chicago Mercantile Exchange and the Chicago Board of Trade.  Mr. Johnson has been a member of the Chicago Mercantile Exchange for more than 31 years and has an extensive knowledge of the capital markets as a result of his investment background.

Mr. Williams has served as one of our Directors since August 21, 2012.  Mr. Williams has been the managing member of Vista Asset Management LLC, an investment advisory firm providing wealth management and strategic capital introductions, since 2002.  Mr. Williams has more than 40 years’ experience in capital markets, including positions with U.S. Trust, Wood Island Associates and Merrill Lynch.  In 2011, he also founded VIA Motors, a clean tech, plug-in electric vehicle company.  Mr. Williams is also a member of the CFA Institute and the CFA Society of San Francisco.  He has also been an advisor to the St. Mary’s College of California, School of Economics and Business Administration.

Mr. Berman has served as our President and Chief Executive Officer since September 19, 2012. Mr. Berman has experience in a broad variety of areas including finance, acquisitions, marketing, and the development, licensing, and monetization of intellectual property.  He was recently the CEO of IP Dispute Resolution Corporation, a consulting company focused on patent monetization, from March 2007  to September 2012. Prior to IPDR, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation from 2000 to March 2007.

Mr. Roop has served as our Senior Vice President – Engineering since September 19, 2012.  Mr. has 18 years of experience analyzing and evaluating patents for acquisition and licensing, and over 20 years of experience as a Silicon Valley design engineer and engineering executive.  From  June 2008 until September 2012, he was a technology consultant and expert witness.  Pror thereto, he was Senior Vice President of Engineering at Acacia Research from November 2002 until June 2008 and was instrumental in developing Acacia's patent acquisition operations. Previously, Mr. Roop was a co-founder and Senior Vice President of Engineering at StarSight Telecast, a pioneering developer of electronic program guides, and Vice President of Engineering at VSAT Systems, Inc., a satellite telecommunications systems developer.

We believe that our Board of Directors represents a desirable mix of backgrounds, skills, and experiences.  Below are some of the specific experiences, qualifications, attributes or skills in addition to the biographical information provided above that led to the conclusion that each person should serve as one of our directors in light of our business and structure.

Mr. Titterton has been involved with the Company as a director or investor for over eighteen years.  Mr. Titterton also has substantial experience with advising on the strategic development of technology companies and over thirty-nine years of experience in various aspects of the technology industry.

Mr. Herms has served as our Chief Financial Officer and Vice President – Finance since 2000 and as our Chief Financial Officer from 1982 to 1987, and has a deep understanding of the financial aspects of our business.  He also has substantial experience as a public accountant, which is important to the Board’s ability to review our consolidated financial statements, assess potential financings and otherwise supervise and evaluate our business decisions.

Mr. Johnson has been involved with the Company as a investor for over 9 years and has over 30 years’ experience in the capital markets as a result of his investment background.

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Mr. Williams has been involved with the Company as a investor for over 12 years and has over 40 years’ experience in the capital markets.

Except for Mr. Johnson, none of our current directors or Director Nominees have served as a director of another public company within the past five years.

To the best of the Company’s knowledge, there are no arrangements or understandings between any director, Director Nominee or executive officer and any other person pursuant to which any person was selected as a director, Director Nominee or executive officer.  There are no family relationships between any of the Company’s directors, Director Nominees or executive officers.  To the Company’s knowledge there have been no material legal proceedings as described in Item 401(f) of Regulation S-K during the last ten years that are material to an evaluation of the ability or integrity of any of the Company’s directors, Director Nominees or executive officers.

The Board of Directors recommends a vote FOR each Director Nominee to hold office until the next Annual Meeting.  Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

Board of Directors and Corporate Governance

                General

Our Board of Directors oversees the activities of our management in the handling of the business and affairs of our Company. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance, including new Securities and Exchange Commission (the “SEC”) requirements, and periodically reviews and amends, as appropriate, our governance policies and procedures.

While we are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system which require that our Board be comprised of a majority of “independent” directors, Messrs. Johnson, Larounis and Williams meet the definition of “independent” as promulgated by the rules and regulations of the Nasdaq Stock Market.  Lewis H. Titterton and Henry Herms are employees of the Company and as such do not qualify as “independent” directors under the rules and regulations of the Nasdaq Stock Market.  As the Company’s former Chief Executive Officer, Denis Krusos also did not qualify as an “independent” director under the rules and regulations of the Nasdaq Stock Market.

Prior to August 2012, we did not have a separately-designated standing audit, nominating or compensation committee because we believed that, given the size of our Company, separate committees were unnecessary.

On August 21, 2012, the Board of Directors established the Executive Committee, initially comprised of Messrs. Titterton, Herms and Larounis, to assume the functions of our Audit Committee, Compensation Committee and Stock Option Committee, as well as the authority to determine executive and director compensation at the Company.  The Executive Committee does not have a committee charter.

The functions of the Audit Committee assumed by the Executive Committee include fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our independent auditors and the review of the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, and the annual independent audit of our financial statements.

Prior to August 21, 2012, the Board of Directors had full authority for determination of executive and director compensation.  The Board of Directors’ processes and procedures for the consideration and determination of executive and director compensation for fiscal year 2011 are described under the heading “Compensation Discussion and Analysis.”

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In July 2010, the Board of Directors established a Stock Option Committee initially comprised of Denis A. Krusos, George P. Larounis and Henry P. Herms.  Thirty-one meetings of the Stock Option Committee were held during fiscal year 2011.  The functions of the Stock Option Committee assumed by the Executive Committee include administration of the 2003 Plan and the 2010 Plan.

                Board Leadership Structure and Role in Risk Oversight

Denis A. Krusos served as our Chairman until July 20, 2012, and Chief Executive Officer until August 21, 2012, while Lewis H. Titterton served as a non-employee director.  On August 21, 2012, Mr. Krusos’s employment was terminated.   Mr. Titterton  was appointed as Chairman of the Board on July 20, 2012 and interim Chief Executive Officer on August 21, 2012 and he served in that capacity until our new Chief Executive Officer was appointed on September 19, 2012.  Mr. Krusos had believed that combining the chairman of the board and chief executive officer positions was the most efficient and effective leadership for our Company at that time given the size and composition of our Board at the time.  Given the recent changes in the composition of the Board of Directors, we now believe  that it is in the best interest of Company to separate the roles of the chief executive officer and chairman of the board and we expect to maintain those separate roles now that a new Chief Executive Officer has been appointed.  As interim Chief Executive Officer, Mr. Titterton was responsible for the day-to-day operations of the Company and is thus in a position to evaluate the most critical business issues for consideration by the Board of Directors.

The Board of Directors has not appointed a lead independent director.  Upon the retirement of Mr. Larounis and the conclusion of Mr. Krusos’ tenure as a director, our Board of Directors will consist of four directors.  While we are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system which require that our Board be comprised of a majority of “independent” directors, Messrs. Johnson and Williams meet the definition of “independent” as promulgated by the rules and regulations of the Nasdaq Stock Market.  Due to the size of the Board, the independent directors are able to closely monitor the activities of our Company.  In addition, the independent directors are able to meet independently with the Company’s independent registered public accounting firm without management to discuss the Company’s financial statements and related audits.  Therefore, the Board of Directors has determined that a lead independent director is not necessary at this time.  To the extent the composition of the Board changes and/or grows in the future, the Board of Directors may reevaluate the need for a lead independent director.

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors as a whole has ultimate responsibility for the Company’s oversight of risk management.  Our Board of Directors takes an enterprise-wide approach to risk oversight, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk oversight is not only understanding the risks a Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  As a critical part of this risk management oversight role, our Board of Directors encourages full and open communication between management and the Board of Directors.  Our Board of Directors regularly reviews material strategic, operational, financial, compensation and compliance risks with management.  In addition our management team regularly reports to the full Board of Directors regarding their areas of responsibility and a component of these reports is risk within the area of responsibility and the steps management has taken to monitor and control such exposures.  Additional review or reporting on risk is conducted as needed or as requested by our Board of Directors.

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Attendance

Seven meetings, exclusive of action by unanimous written consent, of the Board of Directors were held during fiscal year 2011.  During such year, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member thereof.  All members of our Board of Directors who then were serving as directors, except George P. Larounis, attended our 2011 annual meeting of stockholders.  We encourage our directors to attend the annual meeting of stockholders.

                Nominations of Directors

We have not designated a nominating committee or other committee performing a similar function, due to the size of our Company and Board.  Such matters are discussed by our Board of Directors as a whole.  In selecting directors, the Board will consider candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below.  The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise.

•         Candidates should be individuals of personal integrity and ethical character.

•         Candidates should have background, achievements, and experience that will enhance our Board.  This may come from experience in areas important to our business, substantial accomplishments or prior or current associations with institutions noted for their excellence.  Candidates should have demonstrated leadership ability, the intelligence and ability to make independent analytical inquiries and the ability to exercise sound business judgment.

•         Candidates should be free from conflicts that would impair their ability to discharge the fiduciary duties owed as a director to CopyTele and its stockholders, and we will consider directors’ independence from our management and stockholders.

•         Candidates should have, and be prepared to devote, adequate time and energy to the Board and its committees to ensure the diligent performance of their duties, including by attending meetings of the Board and its committees.

•         Due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences, as well as age, gender and ethnicity.

•         Consideration will also be given to relevant legal and regulatory requirements.

We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors accumulate during their tenure.  Accordingly, the process of the Board for identifying nominees for directors will reflect our practice of generally re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Board believes continue to make important contributions and who consent to continue their service on the Board.  If the Board determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and that there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Board’s view the incumbent should not be re-nominated, the Board will, absent special circumstances, generally propose the incumbent director for re-election.  Although we do not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the Board does take into account the personal characteristics (gender, ethnicity and age), skills and experience, qualifications and background of current and prospective directors’ diversity as one factor in identifying and evaluating potential director candidates, so that the Board, as a whole, will possess what the Board believes are appropriate skills, talent, expertise and backgrounds necessary to oversee our Company’s business.

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If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including from members of the Board and management.  Since our 2011 annual meeting, we have elected two new board members, Messrs. Johnson and Williams, effective August 21, 2012 and August 29, 2012, respectively.  Mr. Titterton, our Chairman of the Board, recommended both Messrs. Johnson and Williams for election to the Board.  While the Board of Directors may also engage a professional search firm to assist in identifying qualified candidates, the Board of Directors did not engage any third party to identify or evaluate or assist in identifying or evaluating the Director Nominees.   We do not have a policy with regard to the consideration of director candidates recommended by stockholders.  Due to the size of our Company and Board, the Board does not believe that such a policy is necessary.

Depending on its level of familiarity with the candidates, the Board may choose to interview certain candidates that it believes may possess qualifications and expertise required for membership on the Board.  It may also gather such other information it deems appropriate to develop a well-rounded view of the candidate.  Based on reports from those interviews or from Board members with personal knowledge and experience with a candidate, and on all other available information and relevant considerations, the Board will select and nominate candidates who, in its view, are most suited for membership on the Board.

Communications with Directors

Stockholders may send written communications to the Board by mailing those communications to CopyTele, Inc., 900 Walt Whitman Road, Melville, NY  11747, Attn.: Secretary, who will forward such communications to the relevant addressee.  We will generally not forward to the directors stockholder communications that merely request general information about us.

Code of Ethics

We have adopted a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  We will provide a copy of our code of ethics to any person without charge, upon request.  For a copy of our code of ethics write to Secretary, CopyTele, Inc., 900 Walt Whitman Road, Melville, NY 11747.

Section 16(a) Beneficial Ownership Reporting Compliance

                Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and ten percent stockholders to file initial reports of ownership and reports of changes in ownership of our Common Stock with the SEC.  Directors, executive officers and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.  Based upon a review of these filings, we believe that all required Section 16(a) fillings were made on a timely basis during fiscal year 2011.

Transactions with Related Persons

On February 8, 2011, we sold 7,000,000 unregistered shares of our Common Stock in a private placement to ten accredited investors, including Denis A. Krusos, the Company’s former Chairman and Chief Executive Officer, Henry P. Herms, the Company’s Chief Financial Officer and director, Lewis H. Titterton, the Company’s current Chairman, Bruce Johnson and George P. Larounis, directors of the Company, at a price of $0.1786 per share, or proceeds of $1,250,000.  In conjunction with the sale of the Common Stock, we issued the investors warrants to purchase 7,000,000 unregistered shares of our Common Stock.  Each warrant grants the holder the right to purchase one share of our Common Stock (or 7,000,000 shares of Common Stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016.  Warrants issued to investors who are officers and/or directors included a “cashless exercise” provision.

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As more fully disclosed in the Company’s Form 10-K for the fiscal year ended October 31, 2011, Videocon and Mars Overseas are related persons under Item 404 of Regulation S-K due to Mars Overseas’ beneficial ownership of more than five percent (5%) of our outstanding Common Stock.  Under the terms of the License Agreement with Videocon, Videocon was required to pay us a non-refundable technology transfer license fee of $11 million, of which $2 million was paid in May 2008, and the balance was scheduled to be paid, as follows: $1.5 million in February 2009, $2.5 million in November 2009, and $5 million in August 2010.  However, as more fully described in “Part 1. Item 1. Financial Statements” of the Company’s Form 10-Q for the quarter ended July 31, 2012, we had agreed to defer a portion of these payments.  The deferral of the license fee payments is no longer in effect and we are in discussion with Videocon concerning payment of the balance of the license fees; however, we cannot give any estimate as to the outcome of these discussions.   Videocon is also required to pay us a royalty of six percent of the Ex-Factory Price (defined in the License Agreement to be the selling price of the products/goods less any costs incidental to the delivery of the goods to the customer) on the first $5,000,000 of display sales (at the Ex-Factory Price) by Videocon, and with respect to all display sales in excess of $5,000,000 (at the Ex-Factory Price), (i) three percent of Ex-Factory Price with respect to sales made on or prior to the seventh anniversary of the effective date of the License Agreement and (ii) one percent of the Ex-Factory Price with respect to sales made after the seventh anniversary of the effective date of the License Agreement; provided that the royalty may increase under other certain circumstances as a result of significant improvements in the Licensed Technology, as defined in the License Agreement.  Additional details of the transactions with Videocon and Mars Overseas can be found under “Item 1. Business,” subsection “Overview” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation,” subsection “General” of the Company’s Form 10-K for the fiscal year ended October 31, 2011.

As more fully disclosed in “Item 1 – Business” of the Company’s Form 10-K for the fiscal year ended October 31, 2011, we are parties to a Technology License Agreement with Volga-Svet Ltd., a Russian corporation (“Volga”), to produce and market our thin, flat, low voltage phosphor, Nano Displays in Russia.  Volga is considered a related party under item 404 of Regulation S-K due to our 19.9% ownership interest in Volga.  We have been working with Volga for the past fourteen years to assist us with our low voltage phosphor displays.  During the fiscal year ended October 31, 2011, we paid Volga $517,500 in research and development fees.  During the third quarter of fiscal 2012 we reduced our level of development activity with Volga.  Our management is presently reassessing many of our development efforts, which may result in a continued reduction of our development work with Volga

On September 12, 2012, we entered into subscription agreements with 5 accredited investors, including Lewis Titterton, the Company’s Chairman and then Chief Executive Officer, and Bruce Johnson, a director of the Company, for the private placement of $750,000 principal amount of 8% Convertible Debentures due 2016 (the “Debentures”).  The Debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of Common Stock, and at a price per share of $0.092.  We may prepay the Debentures at any time without penalty upon 30 days prior notice.  The Debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the Debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the Debenture has waived in writing the event of default.  The Company granted the holders customary piggy-back registration rights. If all of the Debentures are converted, the Company would issue 10,870 shares of Common Stock for each $1,000 principal amount of Debentures or 8,152,174 shares of Common Stock in the aggregate.

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Related Person Transaction Approval Policy

While we have no written policy regarding approval of transactions between us and a related person, our Board of Directors, as matter of  appropriate corporate governance, we review and approve all such transactions, to the extent required by applicable rules and regulations.  Generally, management would present to the Board of Directors for approval at the next regularly scheduled Board meeting any related person transactions proposed to be entered into by us.  The Board may approve the transaction if it is deemed to be in the best interests of our stockholders and the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following discusses our executive compensation philosophy, decisions and practices for fiscal year 2011.  As a small company with only 20 employees and a small management team, we have implemented a simple and modest compensation structure based on our overall goal to ensure that the total compensation paid to our executives is fair, reasonable and competitive.  Our Board of Directors deems such a simple, less formula-based compensation structure advisable and consistent with the Company’s overall compensation objectives and philosophies.  Accordingly, the method of compensation decision-making actually employed by the Company does not lend itself to extensive analytical and quantitative analysis, but rather is based on the business judgment of the Company’s Chief Executive Officer and our Board of Directors as described in more detail below.

Philosophy and Objectives

Our philosophy towards executive compensation is to create both short-term and long-term incentives based on the following principles:

     •         Total compensation opportunities should be competitive.  We believe that our overall compensation program should be competitive so that we can attract, motivate and retain highly qualified executives.

     •         Total compensation should be related to our performance.  We believe that our executives’ total compensation should be linked to achieving specified financial objectives which we believe will create stockholder value.

      •         Total compensation should be related to executive’s performance.  We believe that our executives’ total compensation should reward individual performance achievements and encourage individual contributions to achieve better performance.

     •         Equity awards help executives think like stockholders.  We believe that our executives’ total compensation should have an equity component because stock based equity awards help reinforce the executives’ long-term interest in our overall performance and thereby align the interests of the executive with the interests of our stockholders.

Role of our Board of Directors

Our Board of Directors was primarily responsible for determining executive compensation and employee benefit plans for fiscal year 2011.  Our Board of Directors evaluated the performance of our Chief Executive Officer, Mr. Denis A. Krusos, directly.  Mr. Krusos was not present during the Board of Directors deliberations as to his compensation.With respect to senior management other than Mr. Krusos, Mr. Krusos participated in the decision-making for fiscal year 2011 compensation by making recommendations to the Board of Directors. After informal discussion regarding such recommendations, the Board of Directors vote on any recommended compensation changes.  Our Board of Directors do not utilize any particular formula in determining any compensation changes but instead exercises its business judgment in view of our overall compensation philosophy and objectives.

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Elements of Executive Compensation

Our executive compensation consists primarily of base salary and stock options under our stock equity incentive plans and, when appropriate, performance-based bonuses.  Our Board of Directors does not follow a specific set of guidelines or formulas in determining the amount and mix of compensation elements.  We seek to reward shorter-term performance through base salary and, when appropriate,  performance-based bonuses and longer-term performance through stock options granted under our stock equity incentive plans.

 Base Salary

In setting salaries for fiscal year 2011, the Board of Directors considered several factors to help evaluate the reasonableness and competitiveness of the Company’s base salaries.  The Board of Directors initially determines base salary for each executive based on the executive’s salary for the prior fiscal year.  The Board of Directors then considers the level of job responsibilities, the executive’s experience and tenor and the executive’s performance in helping the Company achieve certain goals, including (i) development of its flat panel technology, (ii) making business arrangements for licensing its technology, (iii) development of encryption products and (iv) making business arrangements to license and market its encryption products.  The Board of Directors give no specific weight to any of the above factors so it is not possible to provide a complete qualitative and quantitative discussion linking the Company’s compensation objectives and policies with the actual salaries paid to our executives.

Because the market for talented executives is extremely competitive, the Board of Directors also considers, from time to time, the form and amount of compensation paid to executives of other companies, compiled from publicly available information.  While the Company takes into account competitive market data, it does not target a specific benchmark for compensation from the other companies whose compensation it reviews.  To maintain flexibility, the Company also does not target base salary at any particular percent of total compensation.  While the Board of Directors can engage compensation consultants to assist with this task, the Board of Directors did not retain any third party consultants or engaged in any formal comparison of compensation of the Company to compensation at other companies during fiscal year 2011.  Individual base salaries are reviewed annually.

Bonuses

For fiscal year 2011, the Board of Directors determined to award Mr. Krusos a bonus of $200,000 in recognition of the time, energy and effort he devoted towards the successful completion of the license agreements with AU Optonics Corp. pursuant to which the Company is expected to receive a license fee of $10 million ($3 million of which has already been received).

In addition, the Board of Directors determined to award Mr. Herms a bonus of $12,500.

Equity Based Incentives

Our use of equity compensation is driven by our goal of aligning the long-term interests of our executives with our overall performance and the interests of our stockholders.  The Board of Directors believes it is important to provide our senior management with stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock.  The fundamental philosophy is to link the amount of compensation for an executive to his or her contribution to the Company’s success in achieving financial and other objectives.  Equity incentives are not set at any particular percentage of total compensation.

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In general, we grant stock options under stock equity incentive plans to directors, officers, and other employees upon commencement of their employment with us and periodically thereafter.  We generally grant stock options at regularly scheduled Board meetings.  The option awards are granted at an exercise price equal to the closing price of common stock on the grant date (the date the grant is approved.)  Options for directors and officers generally vest on the date of grant or after a 6 or 12 month period following the grant date, provided the directors or officers remain employed on the vesting date, so that such compensation is at risk of forfeiture based on the directors or officers’ continued service with us.

As with other elements of executive compensation, the determination of stock options granted were not based on complex or extensive quantitative or qualitative factors that lend themselves to substantive disclosure.  Instead, the awards granted in fiscal year 2011 were based primarily on the business judgment of the Board of Directors.

The stock equity incentive plans also provide for the award of restricted stock, although such awards have not been used in any material respect.  No restricted stock was awarded during fiscal year 2011.

Shareholder Advisory Vote

As a smaller reporting company, the Company has not previously sought a shareholder advisory vote on executive compensation and, therefore our Board of Directors has not considered the results of such vote in determining executive compensation policies and decisions.

Other Benefits

We provide our executives with customary, broad-based benefits that are provided to all employees, including medical insurance, life, and disability insurance.  We also provide our executives with certain perquisites which are not a significant element of executive compensation.

Policy on Ownership of Stock and Options

We do not have any policy regarding levels of equity ownership (stock or options) by our executive officers or directors.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in the proxy statement, unless certain requirements are met.  To maintain flexibility in compensating executive officers in a manner designed to aid in retention and promote varying corporate performance objectives, the Board of Directors has not adopted a policy of meeting the Section 162(m) requirements.

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Board of Directors was primarily responsible for overseeing our compensation and employee benefit plans and practices for fiscal year 2011.   During the last fiscal year, no officer or employee of the Company (other than officers who are also directors of the Company), nor any former officer of the Company, participated in deliberations of the Company’s Board of Directors concerning executive compensation.

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Compensation Committee Report

The following members of our Board of Directors have reviewed and discussed the above “Compensation Discussion and Analysis” with management.  Based upon this review and discussion, the Board recommended that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended October 31, 2011.

Denis A. Krusos
Henry P. Herms
George P. Larounis
Lewis H. Titterton Jr.

Executive Compensation

The following table sets forth certain information for fiscal year ended October 31, 2011, with respect to compensation awarded to, earned by or paid to our Chief Executive Officer and our Chief Financial Officer (the “Named Executive Officers”).  No other executive officer received total compensation in excess of $100,000 during fiscal year 2011.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)		All Other Compensation ($) (2)		Total Compensation ($)
Denis A. Krusos (3), Director and Former Chairman of the Board and Chief Executive Officer	2011 2010 2009	$ $ $	250,000 250,000 250,000	$ $ $	200,000 - -	$ $ $	179,356 - 748,500	$ $ $	34,813 37,524 39,815	$ $ $	664,169 287,524 1,038,315
Henry P. Herms Chief Financial Officer, Vice President- Finance and Director	2011 2010 2009	$ $ $	129,167 125,000 125,000	$ $ $	12,500 12,500 -	$ $ $	29,893 - 74,850	$ $ $	18,508 16,244 18,779	$ $ $	190,068 153,744 218,629

(1)

Amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made during the fiscal years ended October 31, 2011, 2010 and 2009 for each Named Executive Officer in accordance with Accounting Standards Codification 718 “Stock Compensation” (“ASC 718”). A discussion of assumptions used in valuation of option awards may be found in Note 2 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

(2)

Amounts in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to us of all perquisites and personal benefits, which consisted solely of auto allowance and related expenses for fiscal years ended October 31, 2011, 2010 and 2009.

(3)	Mr. Krusos’s employment was terminated effective August 21, 2012.

The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officers outstanding on October 31, 2011:

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un -Exercisable	Option Exercise Price ($)		Option Expiration Date
Denis A. Krusos	500,000 250,000 1,000,000 1,500,000 1,000,000 1,000,000 700,000 1,000,000 1,000,000 600,000		$ $ $ $ $ $ $ $ $ $	0.430 0.810 1.040 0.650 0.520 0.830 0.700 1.170 0.920 0.370	2/22/2014 5/10/2014 10/25/2014 2/17/2015 10/30/2015 5/31/2016 11/20/2016 11/11/2017 10/7/2019 6/1/2021
Henry P. Herms	50,000 70,000 100,000 100,000 50,000 50,000 75,000 100,000 100,000		$ $ $ $ $ $ $ $ $	0.810 1.040 0.650 0.520 0.830 0.700 1.170 0.920 0.370	5/10/2014 10/25/2014 2/17/2015 10/30/2015 5/31/2016 11/20/2016 11/11/2017 10/7/2019 6/1/2021

The following table sets forth certain information with respect to grants of stock options to the Named Executive Officers during fiscal year 2011:

GRANTS OF PLAN BASED AWARDS TABLE
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
Denis A. Krusos	6/2/2011	600,000	$0.37	$179,356
Henry P. Herms	6/2/2011	100,000	$0.37	$29,893

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The following table summarizes the exercise of stock options during fiscal year 2011 by Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED TABLE
Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Denis A. Krusos	500,000	0

(1)     The value realized on exercise is calculated based on the difference between the exercise price of the options and the market price of the stock at the time of exercise.

Director’s Compensation

There is no present arrangement for cash compensation of directors for services in that capacity.  Under the 2003 Plan, and subsequently under the 2010 Plan, each non-employee director is entitled to receive nonqualified stock options to purchase 60,000 shares of common stock upon their election to the Board of Directors and 60,000 shares of common stock at the time of each annual meeting of our stockholders at which they are elected to the Board of Directors.

Mr. Larounis received such an award upon his election to our Board of Directors at our 2011 Annual Meeting of Stockholders.  For fiscal year 2011, the Board of Directors also determined to award Mr. Larounis a special bonus of $20,000 in recognition of the time, energy and effort he devoted towards the successful completion of the license agreements with AU Optonics Corp. pursuant to which the Company is expected to receive a license fee of $10 million ($3 million of which has already been received).

Upon Mr. Titterton’s appointment to the Board of Directors, he decided to forgo any stock options that he was entitled to receive as a non-employee director.

Our employee directors, Denis A. Krusos and Henry P. Herms, did not receive any additional compensation for services provided as a director during fiscal year 2011.  Prior to his appointment as interim Chief Executive Officer of the Company on August 21, 2012, Mr. Titterton was a non-employee director.  The following table sets forth compensation of George P. Larounis and Lewis H. Titteron Jr. our non-employee directors for fiscal year 2011:

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DIRECTORS COMPENSATION
Name	Option Awards ($) (1) (2)	Bonus ($)	All Other Compensation ($)
George P. Larounis	7,154	20,000	-
Lewis H. Titterton Jr.	-	-	-

(1)   Amounts in the Option Awards column represent the aggregate grant date fair value of stock options made during the fiscal year ended October 31, 2011, in accordance with ASC 718.  A discussion of assumptions used in valuation of option awards may be found in Note 2 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011. At October 31, 2011, Mr. Larounis and Mr. Titterton held unexercised stock options to purchase 720,000 and -0- shares respectively, of our common stock.

(2)   During fiscal year 2011, the exercise date of stock options to purchase 60,000 shares held by Mr. Larounis was accelerated from October 26, 2011 to May 25, 2011.  These stock options to purchase 60,000 shares were exercised by Mr. Larounis during the fiscal year ended 2011, with a value realized on exercise of $600 calculated based on the difference between the exercise price of the options and the market price of the stock at the time of exercise.

AUDIT COMMITTEE REPORT

Because our Board of Directors assumed the functions of a formal Audit Committee prior to August 2012, the following is the report of our entire Board of Directors, including, Mr. Larounis, our independent director, with respect to our audited financial statements for fiscal year 2011.

Review with Management.  Mr. Larounis reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Auditors.  The Board of Directors discussed with KPMG LLP, our independent auditors for the fiscal year ended October 31, 2011, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Board of Directors also received written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Board of Directors concerning independence and has discussed with KPMG LLP their independence.

Conclusion.  Based on the review and discussions referred to above, the Board of Directors determined to include our audited financial statements in our Annual Report on Form 10-K for fiscal year 2011, for filing with the SEC.

Denis A. Krusos George P. Larounis	Henry P. Herms Lewis H. Titterton Jr.

The information contained in the foregoing reports shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate them by reference in such filing.

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RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2)

The Board of Directors has appointed the firm of KPMG LLP, an independent registered public accounting firm, to serve as our independent auditors for fiscal year 2012, subject to ratification of this appointment by our stockholders.  We have been advised by that firm that neither it nor any member thereof have any direct or material indirect financial interest in CopyTele.

KPMG LLP audited our consolidated financial statements for the fiscal years ended October 31, 2011 and 2010.  One or more representatives of KPMG LLP, our independent registered public accounting firm for fiscal year 2011, are expected to be present at the Annual Meeting.  They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on such matter at the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal.  Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

Principal Accounting Audit Fees and Services

The following table describes fees for professional audit services rendered and billed by KPMG LLP, our present independent registered public accounting firm and principal accountant since August 2009, for the audit of our annual consolidated financial statements and for other services during the fiscal years 2011 and 2010, and Grant Thornton LLP, our independent registered public accounting firm and principal accountant prior to August 2009, for services in connection with our Annual Report on Form 10-K for the fiscal year ended October 31, 2009 and our Form S-8 filed on July 20, 2010.

Type of Fee	2011	2010
Audit Fees (1)	$299,000	$420,920
Audit Related Fees (2)	-	50,000
Tax Fees	-	-
All Other Fees	-	-
Total	$299,000	$470,920

(1)     Audit fees for fiscal year 2011 represent billed fees for professional services rendered by KPMG LLP of $299,000.  Audit fees for fiscal year 2010 represent billed fees for professional services rendered by KPMG LLP and Grant Thornton LLP of $319,000 and $101,920, respectively.

(2)     Audit related fees consist of fees billed by KPMG LLP related to SEC comment letters.

Procedures for Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.  Our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm.  KPMG’s engagement to conduct our audit was approved by our Board of Directors on August 30, 2011.  We did not enter into any non-audit engagement or relationship with KPMG during fiscal year 2011.

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INCREASE IN AUTHORIZED COMMON STOCK
(Item 3)

                At a meeting of the Board of Directors of the Company held on September 12, 2012, the Board of Directors voted to submit to the shareholders a proposal to amend the Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company from two hundred forty million (240,000,000) shares of Common Stock to three hundred million (300,000,000) shares of Common Stock. No shares of Common Stock of the Company have any preemptive rights.

                The text of the proposed amendment to the first sentence of article FOURTH of the Company’s Certificate of Incorporation is as follows:

“FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is three hundred million five hundred thousand (300,500,000), of which three hundred million (300,000,000) shall be Common Stock of the par value of $.01 per share and five hundred thousand (500,000) shall be Preferred Stock of the par value of $100 per share.”

Of the shares presently authorized, 184,854,037 shares of Common Stock were outstanding on September 12, 2012, and 36,125,780 were reserved for issuance upon exercise of stock options and warrants and conversion of debentures.  In addition,  on September 19, 2012, the Board of Directors  of the Company approved the grant of options to purchase 41.5 million shares of Common Stock; provided, however, that such options are not exercisable until, among other things, the authorized Common Stock of the Company are increased to 300 million.  The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors, including flexibility for possible future financings; facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; for use in conjunction with possible acquisitions; to permit exercise of the stock options granted on September 19, 2012, or for any other proper corporate purpose.  Except as stated herein, the Company at present has no commitments, agreements or undertakings to issue any such additional shares. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise and to permit the recent stock  options to be exercised. If required by law or regulation, the Company will seek shareholder approval prior to any issuance of shares.

All newly authorized shares of Common Stock when issued would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends when and to the extent we declare and pay them.

Any issuance of additional shares of Common Stock would increase the outstanding number of shares of Common Stock and dilute the percentage ownership of existing stockholders. The dilutive effect of an issuance could discourage a change of control by making it more difficult or costly. We are not aware of any specific effort to obtain control of us, and we have no present intention of using the proposed increase in authorized common stock to deter a change of control.

None of our directors or officers has any interest, direct or indirect, in the adoption of the proposed amendment except as a holder of our Common Stock. The Board of Directors recommends a vote FOR this proposal.  Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

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STOCKHOLDER PROPOSALS

All proposals from stockholders to be included in the proxy materials to be distributed by us in connection with the next annual meeting must be received by the Secretary of CopyTele, 900 Walt Whitman Road, Melville, New York 11747, not later than the close of business on May 24, 2013.

In addition, in accordance with Article I, Section 10 of our Amended and Restated By-laws, in order to be properly brought before the next annual meeting, a matter must have been: (i) specified in a written notice of such meeting (or any supplement thereto) given to stockholders of record by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of the CopyTele as set forth in the preceding paragraph); (ii) brought before such meeting at the direction of the Board of Directors or the Chairman of the meeting; or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting, or a duly authorized proxy for such stockholder, which conforms to the requirements of Article I, Section 10 of our Amended and Restated By-laws and is delivered personally to, or mailed to and received by, the Secretary of CopyTele at the address set forth in the preceding paragraph not less than 45 days prior to the first anniversary of the date of the notice accompanying this Proxy Statement; provided however, that such notice need not be given more than 75 days prior to the next annual meeting.  For purposes of our next annual meeting, any stockholder who wishes to bring business before the meeting must submit the required notice to the Secretary of CopyTele not later than the close of business on August 7, 2013.

ANNUAL REPORT

A copy of our Annual Report, including financial statements for fiscal year 2011, accompanies this Proxy Statement.

 By Order of the Board of Directors

 Ron Tenio
                                                                                                                                                                                                                                                                                                                             Secretary

Melville, New York
September 21, 2012

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